UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

THE QUIGLEY CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

THE QUIGLEY CORPORATION
Kells Building
621 Shady Retreat Road
P. O. Box 1349
Doylestown, PA 18901
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 20, 2008
__________________

TO THE STOCKHOLDERS OF THE QUIGLEY CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of THE QUIGLEY CORPORATION, a Nevada Corporation (the "Company"), will be held at the Doylestown Country Club, Green Street, P.O. Box 417, Doylestown, PA 18901 on Tuesday, May 20, 2008, at 4:00 P.M., local time, for the following purposes:

(i)	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

(ii)	To ratify the appointment of Amper, Politziner & Mattia, P.C. as independent auditors for the year ending December 31, 2008.

(iii)	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 28, 2008 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.  Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting.  If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE QUIGLEY CORPORATION STOCK TO THE MEETING.

By Order of the Board of Directors

CHARLES A. PHILLIPS, Secretary

Doylestown, PA
April 18, 2008

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

THE QUIGLEY CORPORATION
Kells Building
621 Shady Retreat Road
P. O. Box 1349
Doylestown, PA 18901
__________________

ANNUAL MEETING OF STOCKHOLDERS
to be held May 20, 2008

___________________

Page

Proxy Statement	1

THE QUIGLEY CORPORATION
Kells Building
621 Shady Retreat Road
P. O. Box 1349
Doylestown, PA 18901
___________________

PROXY STATEMENT
__________________

 May 20, 2008

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies (“Proxies,” or if one, a “Proxy”) by the Board of Directors of The Quigley Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the Doylestown Country Club, Green Street, P.O. Box 417, Doylestown, PA 18901 on Tuesday, May 20, 2008, at 4:00 P.M., local time, and any adjournments or postponements thereof (the “Meeting”).

The principal executive offices of the Company are located at the Kells Building, 621 Shady Retreat Road, P.O. BOX 1349, DOYLESTOWN, PENNSYLVANIA 18901. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is April 18, 2008.

At the Meeting, the following proposals will be presented to the stockholders for approval:

(i)	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

(ii)	To ratify the appointment of Amper, Politziner & Mattia, P.C. as independent auditors for the year ending December 31, 2008.

(iii)	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE QUIGLEY CORPORATION STOCK TO THE MEETING.

RECORD AND VOTING SECURITIES

Only stockholders of record at the close of business on March 28, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Meeting.  At the close of business on such record date, the Company had 12,860,133 shares of Common Stock, par value $.0005 per share (the “Common Stock”), outstanding and entitled to vote at the Meeting.  Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.

PROXIES AND VOTING RIGHTS

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no instructions are contained in a Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as directors the persons who have been nominated by the Board of Directors, (ii), for the ratification of the appointment of Amper, Politziner & Mattia, P.C. as the Company’s independent auditors for the year ending December 31, 2008, and (iii)  upon any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy.  The execution of a Proxy will in no way affect a stockholder’s right to attend the Meeting and to vote in person.  Any Proxy  executed  and returned  by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Meeting by execution of a subsequent Proxy that is presented at the Meeting or by voting in person at the Meeting in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

ANNUAL REPORT PROVIDED WITH PROXY STATEMENT

Copies of the Company's Annual Report containing audited financial statements of the Company for the year ended December 31, 2007 are being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting.

Proposal 1.  ELECTION OF A BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by plurality of votes cast by stockholders. The Company's by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is seven.

No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted “FOR” the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve).  The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of substitute nominees selected by the Board of Directors.

The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the current directors and executive officers of the Company, all of whom are being nominated for re-election to the Board of Directors:

Name	Position	Age	Year First Elected

Guy J. Quigley	Chairman of the Board, President, CEO	66	1989

Charles A. Phillips	Executive Vice President, COO and Director	60	1989

George J. Longo	Vice President, CFO and Director	61	1997

Jacqueline F. Lewis*	Director	62	1997

Rounsevelle W. Schaum*	Director	76	2000

Stephen W. Wouch*	Director	53	2003

Terrence O. Tormey	Director	53	2004

*    Current member of the Audit & Compensation Committees.

GUY J. QUIGLEY is the founder and has been Chairman of the Board, President and Chief Executive Officer of the Company since September 1989.  Prior to such date, Mr. Quigley, an accomplished author, established and operated various manufacturing, sales, marketing, cattle ranching, pedigree cattle breeding and real estate companies in the United States, Europe and Africa.

CHARLES A. PHILLIPS  has been Executive Vice President, Chief Operating Officer and a Director of the Company since September 1989.  Before his employment with the Company, Mr. Phillips founded and operated KPB Enterprises, a gold and diamond mining operation that was based in Sierra Leone, West Africa.  In addition, Mr. Phillips served as a technical consultant for Re-Tech, Inc., where he was responsible for full marketing and production of a prototype electrical device.

GEORGE J. LONGO currently serves as Vice President, Chief Financial Officer and a Director of the Company. Mr. Longo assumed his duties as Vice President and Chief Financial Officer for the Company in January 1997.  Mr. Longo was also appointed a Director of the Company in March 1997.  Before joining the Company, Mr. Longo served as Chief Financial Officer of two privately-held international manufacturing firms, in Corporate Accounting Management with the predecessor pharmaceutical company to Sanofi-aventis (NYSE-SYN), and was with KPMG LLP.

JACQUELINE F. LEWIS was appointed to the Board of Directors in December 1997. From 2003 until March 2005, she was the President and Director of CPC, a list management and marketing company. Prior to 2003, she co-founded and managed D. A. Lewis, Inc., a direct mail advertising company, for 27 years.  Ms. Lewis was a founding director of Suburban Community Bank and served on its Board of Directors until Univest Corporation of Pennsylvania (Nasdaq: UVSP) acquired Suburban Community Bank. In April 2005, Ms. Lewis was appointed to the Board of Directors of Univest Foundation.

ROUNSEVELLE W. SCHAUM was appointed to the Board of Directors in March 2000. Since 1993, Mr. Shaum has served as Chairman of Newport Capital Partners, Inc., an investment-banking firm specializing in the private placement of equity and convertible debt securities. In such capacity, Mr. Schaum has directed and organized over thirty private equity placements and served on the board of directors of numerous public and private emerging growth companies. Prior to 1993, Mr. Schaum held senior management positions with international manufacturing companies. He also served as the Chairman of the California Small Business Development Corporation, a private venture capital syndicate, and was the founder of the Center of Management Sciences, a management-consulting firm that services multinational high technology companies and government agencies, including NASA and the Department of Defense. Additionally, during 2006 and 2007, Mr. Schaum also served on the Board of Directors of Gales Industries, Inc. (OTCBB: GLDS) and Camelot Entertainment Group, Inc. (OTCBB: CMEG).

STEPHEN W. WOUCH was appointed to the Board of Directors in January 2003. Since 1988, Mr. Wouch has been Managing Partner of Wouch, Maloney & Co., LLP, Certified Public Accountants, a regional public accounting firm with offices in Pennsylvania and Florida. This firm has a diverse client base that encompasses various industries such as health care, manufacturing, construction and service providers.  Prior to 1988, Mr. Wouch held senior management positions with other Certified Public Accounting firms. Mr. Wouch is an author, lecturer and a licensed Certified Public Accountant in Pennsylvania, New Jersey and Florida.

TERRENCE O. TORMEY was appointed to the Board of Directors in April 2004. Mr. Tormey is currently the President and founder of The Tormey Consulting Group, which was founded in 2003, a sales and marketing consulting firm whose services include film and video productions for a variety of industries including the healthcare industry.  During the years 2000 to 2003, Mr. Tormey was the President and Chief Operating Officer of Nelson Professional Sales, a division of Publicis SA, Paris. From 1994 to 2000, Mr. Tormey was the President and co-owner of The Medical Phone Company®, a firm that eventually grew to the largest healthcare telesales company in the country, whose clients included virtually every major pharmaceutical company in the United States.  Additionally, his experience includes holding various senior sales, sales training and sales management positions with various US pharmaceutical companies including Johnson & Johnson Inc. (NYSE-JNJ) and American Home Products Corporation (Wyeth - NYSE-WYE). Mr. Tormey also serves on the Board of Directors of The Foundation for Ichthyosis & Related Skin Types, Inc. (F.I.R.S.T.), a non-profit organization, dedicated to medical research of rare skin diseases.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote “FOR” the election of each of the nominees.

Corporate Governance

The Company’s corporate governance serves to ensure that members of the Board of Directors (“Board”) are independent from management and that the Board adequately performs its function to ensure that the interests of the Board and management are in alignment with the interests of the stockholders.

On an annual basis, each Director and named executive officer is required to complete a Director and Officer Questionnaire.  Within this questionnaire are requirements for disclosure of any transactions with the Company in which the Director or named executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest in which the Board is responsible for resolving any such conflict.

During 2002, the Company formed a Disclosure Committee in response to Management Certification Responsibilities under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002.  The Disclosure Committee assists the Chief Executive Officer, the Chief Financial Officer and the Audit Committee in monitoring (1) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company, (2) the compliance by the Company with legal and regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in the Company’s filings with the Securities and Exchange Commission. Additionally, in 2003, the Company also initiated a Code of Ethics, and in 2004, it initiated an Insider Trading Policy for all employees of the Company.

Code of Ethics

The Company’s Code of Ethics was instituted in January 2003 and is applicable to all Directors, officers and employees. Each person, whether an employee, officer or director, has an individual responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws, regulations, and Company policies. In complying with the Company's Code of Ethics, individuals are expected to exercise high standards of integrity and good judgment and among other items, to apply principles of: honesty; avoid conflicts of interest, illegal or unethical conduct; advancement for legitimate interests to the Company’s when the opportunity to do so arises; protecting the Company’s assets and ensure their efficient use and to comply with all laws, rules, regulations, policies and guidelines applicable to the operation of the Company.

Director Independence

In accordance with Nasdaq Global Market rules (“Nasdaq”), the Board affirmatively determines the independence of each Director and any nominee for election as a Director in accordance with required guidelines as set forth in the Nasdaq listing standards.

Based on these standards, at its meeting held on December 12, 2007, the Board determined that each of its non-employee Directors is independent and has no relationship with the Company, except as a Director and/or stockholder of the Company.

Nominations for Directors

The Company does not have a designated nominating committee. Since December 18, 2003, decisions concerning nominees for the Board of Directors have been made by Messrs. Schaum and Wouch and Ms. Lewis, who are independent directors as defined under NASD Rule 4200(a)(15). The Board of Directors does not consider a nominating committee necessary in that its independent directors perform the same role as a nominating committee.

The Company has not adopted a formal policy with respect to minimum qualifications for members of its Board of Directors.  However, in making its nominations, Messrs. Schaum and Wouch and Ms. Lewis consider, among other things, an individual’s senior level business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. Additionally, each proposed director must have the highest personal and professional ethics, integrity and values including the ability and fortitude to advance constructive opinion on issues affecting the Company and to be able to function appropriately in an atmosphere by and between other members of the Board of Directors.

Stockholders wishing to recommend candidates for consideration by the Board of Directors may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications. Such candidates recommended by stockholders will be evaluated on the same basis as all other candidates.

Meetings and Committees of the Board of Directors

For the fiscal year ended December 31, 2007, there were six meetings of the Board of Directors. Each of the directors attended (or participated by telephone in) more than 75% of such meetings of the Board of Directors and meetings of committees on which they served in 2007. During 2007, the Board of Directors did not act by unanimous written consent in lieu of a meeting on any occasion.

The independent members that serve on committees of the Board of Directors met in executive session on five occasions during 2007. Messrs. Schaum, Wouch and Tormey and Ms. Lewis are deemed to be independent under NASD Rule 4200 and as such, the Board of Directors contains a majority of independent directors as required by NASD Rule 4350.

Each director is expected to make reasonable efforts to attend Board of Directors meetings, meetings of committees of which such director is a member and the Annual Meeting of Stockholders. All seven members of the Board of Directors attended the 2007 Annual Meeting of Stockholders.

The Company has three standing committees: the Audit Committee, the Executive Operating Committee and the Compensation Committee. Prior to establishing these Committees, the customary functions of such committees had been performed by the entire Board of Directors.

The members of the Audit Committee are Messrs. Schaum and Wouch and Ms. Lewis. Mr. Schaum serves as Chairman of the Audit Committee. The Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company’s accounting policies, internal controls and financial statements, consults with the Company’s independent registered public accountants, and reviews filings containing financial information of the Company to be made with the Securities and Exchange Commission. The Audit Committee met five times during 2007.

The members of the Executive Operating Committee are Messrs. Quigley, Phillips and Longo. The Executive Operating Committee possesses and exercises all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Company except as limited by law and except for the power to change the membership or to fill vacancies on the Board of Directors or the Executive Operating Committee. The Executive Operating Committee met one time during 2007.

The members of the Compensation Committee are Messrs. Schaum and Wouch and Ms. Lewis. The Compensation Committee reviews and approves the salary and other compensation of officers and key employees of the Company, including non-cash benefits, and designates the employees entitled to participate in the Company’s benefits plans and other arrangements, as from time to time constituted.  The Compensation Committee also administers the Company’s 1997 Stock Option Plan and recommends the terms of grants of stock options and the persons to whom such options shall be granted in accordance with such plan.  These recommendations are then subject to approval by the full Board of Directors. The Compensation Committee met one time during 2007.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) at their respective address listed in the Security Ownership section of this Proxy Statement or to the whole Board of Directors care of the Corporate Secretary, The Quigley Corporation, Kells Building, 621 Shady Retreat Road, P.O. Box 1349, Doylestown, PA 18901.  Any such communications addressed to the whole Board of Directors will be promptly distributed by the Secretary to each director.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee provides overall guidance and approval of the Company’s executive compensation  program.  Messrs. Schaum and Wouch and Ms. Lewis served on the Compensation Committee during the fiscal year ended December 31, 2007. None of the Compensation Committee members were officers or employees of the Company at any time prior to December 31, 2007 or had any relationship requiring disclosure under the caption “Certain Relationships and Related Transactions.”  All independent members of the Board of Directors participate in the approval of each of the Company’s executive compensation programs described in the “Compensation Discussion and Analysis.” No executive officer of the Company served on any other entity’s compensation committee or other committee performing similar functions during the fiscal year. There are certain related parties of Mr. Quigley that receive compensation from the Company. See “Certain Relationships and Related Transactions.”

The report of the Audit Committee and the report of the Compensation Committee that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview

The Compensation Committee (“Committee” within this report) does not have a specific charter and has the responsibility for establishing, implementing, monitoring and reviewing the Company’s compensation philosophy and along with the other outside director, approves the salary and other compensation of officers and key employees of the Company. The Committee also administers the Company’s 1997 Stock Option Plan and recommends the terms of grants of stock options and the persons to whom such options shall be granted in accordance with such plan, which are subject to approval by the full Board of Directors.

Individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 9, are referred to as the named “executive(s)” officers within this report.

Compensation Philosophy

In reaching decisions regarding executive compensation, the Committee balances the total compensation package for each executive with sales and profits attained as well as achievement of annual and long-term goals. Competitive levels of compensation are necessary in attracting, rewarding, motivating, and retaining qualified management and that compensation provided to executives remains competitive relative to the compensation paid to comparable executives of similar companies. The Committee also believes that the potential for equity ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives.  Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit.  If necessary, the Company may attempt to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m).  However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions based upon recommendations made by the Chief Executive Officer and Chief Financial Officer regarding equity awards to participating executives and employees of the Company.

The Committee annually reviews the performance of the executives including salary adjustments and equity awards whereby the Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Compensation Program

The Company has a comprehensive compensation program, which consists of cash compensation, both fixed and variable, and equity-based compensation. Overall compensation is predicated on industry and peer group comparisons and on performance judgments as to past and expected future contributions of the individual executive. Specific compensation for each executive is designed to fairly remunerate that employee of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company.

Additionally, as the Company must compete with other healthcare companies for executive employees, the Committee sets overall compensation paid to these executives to attract and subsequently retain such employees. This objective may vary, but generally is dictated by the experience level of the individual, specific employment requirements of the Company and current market factors occurring in the healthcare industry. The Committee recognizes that closely monitoring these expectations over the long term, will continue to be in the best interest for the enhancement of stockholder value.

The fixed aspect is intended to meet the requirements of compensating the executive for meeting essential goals in performance  and  are  in  place  to insure  the  Company  of  consistency  of  leadership  and  the  retention  of   qualified executives to foster a spirit of employment security, which thereby encourages decisions that will benefit long-term stockholders. Variable compensation is based upon the Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

Prior to January 1, 2006 and currently, there is no pre-established policy for the allocation between cash and non-cash or short-term and long-term incentive compensation. The Committee reviews information provided to determine the appropriate level and mix for compensation. Income from such incentive compensation is realized as a result of the performance of the Company and the individual, depending on the type of the incentive, compared to established goals. Historically, the Committee has granted a majority of total compensation to executives in the form of cash incentive compensation.

Equity-based compensation is through options periodically granted, usually in October or December and occasionally in July, under the 1997 Stock Option Plan. These grants are designed to directly reward and create a proprietary interest, among the executive officers and other employees, in the Company, which will be an incentive for these employees to work to maximize the long-term total return to stockholders.

During 2006 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R, “Accounting for Stock-Based Compensation,” which requires that stock option grants be determined under the fair value method and be included in the financial statements as compensation expense.

The market price of the Company’s common stock, which is a factor in determining fair value, has experienced significant volatility as the holding period of options may in some cases be as much as five years, can significantly effect the pricing model. During this five year period for valuation purposes from January 1, 2003 to December 31, 2007, the per share bid price has ranged from a low of approximately $2.92 to a high of approximately $16.94.

There are several factors which could affect the price of the common stock, some of which are announcements of technological innovations for new commercial products by us or competitors, developments concerning propriety rights, new or revised governmental regulation or general conditions in the market for the Company’s products.  Sales of a substantial number of shares by existing stockholders could also have an adverse effect on the market price of the common stock.

These factors have a significant impact in calculating the fair value for any option grants under the Black-Scholes pricing model during any period of grant during 2006 or in subsequent years. Since any grants during 2006 or in subsequent years would result in significant compensation expense in the financial statements, the granting of options has been suspended for all executives and employees. Furthermore, the requirements of (SFAS) No. 123R, “Accounting for Stock-Based Compensation,” could have a significant impact on attracting and retaining desired executives and employees.

Base Salary

The Company provides executives with a base salary to compensate them for services rendered during the fiscal year. Base salary for executives are determined for each executive based on their position and responsibility by using comparative market data within the health-care industry. Base salary determinations are designed to recognize the contributions made or expected to be made in the future by the executive.

Base salary levels are reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in position responsibility. The Committee will consider current market data individually relative to the position and responsibilities and to other executives, including the individual performance of the executive during its review of base salaries for executives.

Performance-Based Incentive Compensation

Variable or performance-based incentive compensation is based upon the Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

This cash incentive portion of executive compensation gives the Committee the latitude to design incentive compensation programs to promote a team approach for high performance and achievement of corporate goals by directors, executives and employees, encourage the growth of stockholder value and allows all employees to participate in the successes of the Company.

At the end of the fiscal year in order to set performance-based incentive compensation, the Committee assesses the performance of the Company and executives for objectives achieved, including estimated results for the next fiscal year. In order to pre-determine minimum and maximum levels for each objective, an overall percentage and cash payouts for the corporate financial objectives are calculated in order to balance such payouts relative to the overall success of the Company.

In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. Sales volume, necessary research and development expenditures for its ethical pharmaceutical subsidiary and return to shareholders for improved stock price targets are set in alignment with the Company’s strategic plan, expectations and performance.

Long-Term Incentive Compensation

Stock Option Plan

Equity-based compensation is through options to purchase shares of the Company’s Common Stock, which assists the Company to provide competitive levels of total compensation and increases the link between the creation of stockholder value. Additionally, the plan encourages participants to focus on long-term Company performance and provides an opportunity for executives and certain employees to increase their ownership in the Company through grants of the Company’s Common Stock.  These grants are periodically recommended by the Committee and granted by all directors to participants’ base upon their respective level of contribution and responsibility for the success of the Company. In granting these options, the Committee may establish any conditions or restrictions it deems appropriate and are granted at the Nasdaq Global Market’s closing price on the day of the grant approval by the entire Board of Directors.

As previously discussed, certain factors of volatility would have a significant impact in calculating the fair value for any option grants under the Black-Scholes pricing model during any period of grant during 2006 or in subsequent years. Therefore, any grants during 2006 or in subsequent years would result in significant compensation expense in the financial statements, thereby the granting of options has been suspended for all executives and employees, which could have a significant impact on attracting and retaining desired executives and employees.

Defined Contribution Plan

During 1999, the Company implemented a 401(k) defined contribution plan for its employees. The Company’s contribution to the plan is based on the amount of the employee plan contributions and compensation. The Company’s contribution to the plan in 2007 for its executives was approximately $61,000.

Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain desired employees for key positions. The Committee reviews annually the levels of these limited personal benefits provided to the executives, which includes the use of Company vehicles and subsequently, the ability of the executive to purchase such asset at a later date. Additionally, life and disability insurance is provided at no cost to the executive and medical insurance is provided to each executive after each executive contributes to such costs for health and dental insurance as is also available to other employees. The effects of such benefits are included in the Summary Compensation Table on page 9 as Other Compensation.

Executive Compensation

The Summary Compensation table provides summary information concerning cash and certain other compensation for the years ended December 31, 2007 and 2006, respectively, paid or accrued by the Company to the Company’s Chief Executive Officer and Chief Financial Officer and each highly compensated executive officer of the Company whose compensation exceeded $100,000 (the “Named Executive Officers”) during 2007 and 2006.

Additionally, the Company has not entered into any new employment agreements since the expiration of existing agreements on December 31, 2005 with any of the named executive officers. In reviewing compensation for each of the named executive officers, the Committee reviews summaries which show the executive’s current and previous compensation, including equity and non-equity based compensation.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Rounsevelle W. Schaum, Chairman
Jacqueline F. Lewis
Stephen W. Wouch

SUMMARY COMPENSATION TABLE

				Option	All Other
		Salary	Bonus	Awards	Compensation
Name and Principal Position	Year		(1)	(2)	(3)	Total
		($)	($)	($)	($)	($)

Guy J. Quigley	2007	905,000	395,938	-	49,673	1,350,611
Chairman of the Board, President, Chief Executive Officer	2006	838,000	73,325	-	45,735	957,060

Charles A. Phillips	2007	651,000	284,813	-	47,221	983,034
Executive Vice President, Chief Operating Officer	2006	617,800	52,763	-	45,646	716,209

George J. Longo	2007	447,000	195,563	-	44,493	687,056
Vice President, Chief Financial Officer	2006	414,000	36,225	-	41,345	491,570

(1)	Bonuses paid pursuant to the Company attaining specified sales and net income goals.
(2)	There were no option awards during 2007 and 2006.
(3)
The value of attributable personal benefits for each Named Executive Officers of the Company such as; insurances for life, health, dental and disability; vehicles and matching contributions in the Company’s 401(k) Plan.  Additionally, there was no additional compensation from Stock Awards; Change in Pension Value and Nonqualified Deferred Compensation Earnings or Non-Equity Incentive Plan Compensation.

  There are no employment agreements between the Company and the Named Executive Officers.

Compensation Pursuant to Plans

An incentive stock option plan was instituted in 1997 (the “1997 Stock Option Plan”) and approved by the stockholders in 1998 and subsequently amended in 2000 and approved by the stockholders in 2001 and amended and approved by the stockholders in 2005. Pursuant to the 1997 Stock Option Plan, no options have been granted to directors, executive officers, and employees during 2007. In early 1999, the Company implemented a defined contribution plan for its employees with the Company’s contribution to the plan based on the amount of the employee plan contribution.

Outstanding Equity Awards at Fiscal Year End

Name of Officer and Director	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration	Stock Awards (1)
Guy J. Quigley Chairman of the Board, President, Chief Executive Officer	85,000 45,000 50,000 50,000 100,000	-	-	5.12 5.19 8.11 9.50 13.80	4/6/2009 7/30/2012 10/29/2013 10/26/2014 12/11/2015	-
Charles A. Phillips Executive Vice President, Chief Operating Officer	85,000 70,000 60,000 42,000 45,000 45,000 80,000	-	-	5.12 0.81 1.26 5.19 8.11 9.50 13.80	4/6/2009 12/20/2010 12/10/2011 7/30/2012 10/29/2013 10/26/2014 12/11/2015	-
George J. Longo Vice President, Chief Financial Officer	100,000 70,000 55,000 40,000 40,000 40,000 40,000	-	-	5.12 0.81 1.26 5.19 8.11 9.50 13.80	4/6/2009 12/20/2010 12/10/2011 7/30/2012 10/29/2013 10/26/2014 12/11/2015	-
Rounsevelle W. Schaum Chairman of the Audit and Compensation Committees	15,000 10,000 20,000 20,000	-	-	5.19 8.11 9.50 13.80	7/30/2012 10/29/2013 10/26/2014 12/11/2015	-
Jacqueline F. Lewis Member of the Audit and Compensation Committees	10,000 20,000 15,000 15,000 10,000 20,000 20,000	-	-	5.12 0.81 1.26 5.19 8.11 9.50 13.80	4/6/2009 12/20/2010 12/10/2011 7/30/2012 10/29/2013 10/26/2014 12/11/2015 -	-
Stephen W. Wouch Member of the Audit and Compensation Committees	10,000 20,000 20,000	-	-	8.11 9.50 13.80	10/29/2013 10/26/2014 12/11/2015	-
Terrence O. Tormey	20,000 20,000	-	-	9.50 13.80	10/26/2014 12/11/2015	-

(1) The Company does not have any stock awards

Option Exercises and Vesting During 2007

The following table sets forth certain information concerning stock options or warrants exercised during 2007 with respect to the Named Executive Officers:

	Option / Warrant Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1) (2)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)

Guy J. Quigley	149,000	418,578	-	-

(1)
 Represents the total gain realized, which was determined by multiplying the number of shares exercised by the difference between the per share option / warrant exercise price and the net selling price per share.

(2)	Includes $24,653 realized by Mr. Quigley’s wife.
(3)	The Company does not have any stock awards.

Compensation of Directors

Name of Independent Director	Fee Earned or Paid in Cash ($)	Option Awards (1) (2) ($)	All Other Compensation (3) ($)	Total ($)
Rounsevelle W. Schaum Chairman of the Audit and Compensation Committees	40,700	-	-	40,700
Jacqueline F. Lewis Member of the Audit and Compensation Committees	37,100	-	-	37,100
Stephen W. Wouch Member of the Audit and Compensation Committees	37,100	-	-	37,100
Terrence O. Tormey	26,300	-	-	26,300

(1)           There were no option awards during 2007.
(2)           See Outstanding Equity Awards at Fiscal Year End for each director’s option awards outstanding at fiscal year end on page 10.
(3)           There was no other compensation attributable for each Named Director of the Company.

The Company compensates its independent directors with a combination of cash, both fixed and variable, and equity-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting Director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company for its members.

Cash Compensation Paid to Board Members

Independent outside directors receive annualized compensation of $26,300. Each outside director that serves on the Audit and Compensation Committees received a total annualized compensation of $37,100 and the Chairman of the Audit and Compensation Committees received annualized compensation of $40,700.

Variable or performance-based incentive compensation is based upon the Board of Directors annually adopting and approving stock price performance goals to be attained for the ensuing year. This cash incentive portion of Director compensation gives the entire Board the latitude to design incentive compensation programs to promote a team approach with management for high performance and achievement of corporate goals by Directors, executives and employees, encourage the growth of stockholder value and allows all Directors to participate in the successes of the Company.

Stock Option Plan

As indicated in the Compensation Committee Report, certain factors of volatility would have a significant impact in calculating the fair value for any option grants under the Black-Scholes pricing model during any period of grant during 2007 or in subsequent years. Therefore, any grants during 2007 or in subsequent years would result in significant compensation expense in the financial statements, thereby the granting of options has also been suspended for all Directors, which could have a significant impact on attracting and retaining desired Directors. Directors who are employees of the Company receive no compensation for their service as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Three individuals related to the Company’s Chief Executive Officer that earned at least $120,000 are also employees of the Company. Their aggregate compensation for 2007 was $607,761, consisting of salary, fringe benefits and 401(k) matching contributions and no option awards were granted to purchase shares of the Company’s Common Stock.

The Company is in the process of acquiring licenses in certain countries through a related party entity, ScandaSystems  Ltd. (UK), whose officer  and  major  stockholder is Mr. Gary Quigley, a relative of the Company’s Chief Executive Officer. Approximately $46,000 was paid or payable by the Company to such firm during 2007 to obtain such licenses. The Company believes that the services performed by this firm and employees are on terms no more favorable than could have otherwise been obtained from an unaffiliated third party.

The Company does not have a formal policy for related party transactions. The outside independent directors must approve any related transactions for executive officers. In the event that there would be a related party transaction with one of the outside independent directors, then such director would abstain from any voting on such related party transaction.

SECURITY OWNERSHIP

The following table sets forth information concerning ownership of the Company's Common Stock as of March 30, 2007 by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each Director and Executive Officer and all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company’s principal executive office.

Five Percent Stockholders, Directors, and all Executive Officers and Directors as a Group	Common Stock Beneficially Owned (1)	Percent of Class

GUY J. QUIGLEY (2) (3) (4)	3,373,764	25.5

CHARLES A. PHILLIPS (2) (3) (5)	1,440,377	10.8

GEORGE J. LONGO (2) (3) (6)	425,000	3.2

JACQUELINE F. LEWIS (2) (7)	110,000	*

ROUNSEVELLE W. SCHAUM (2) (8)	65,000	*

STEPHEN W. WOUCH (2) (9)	50,500	*

TERRENCE O. TORMEY (2) (10)	40,000	*

ALL DIRECTORS AND OFFICERS (11) (Seven Persons)	5,504,641	38.4

 * Less than 1%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act  of 1934, as amended (“Rule 13d-3”), and  unless otherwise indicated, represents shares for which the beneficial owner has sole voting   and investment power. The percentage of class is calculated in accordance with Rule 13d-3 and includes options or other  rights to subscribe for shares of common stock which are exercisable within sixty (60) days of  March 28, 2008.

(2)	Director of the Company.
(3)	Executive Officer of the Company.

(4)
Mr. Quigley’s beneficial ownership includes options exercisable within sixty (60) days from  March 28, 2008 to purchase 330,000 shares of Common Stock  and options to purchase 53,500 shares of Common Stock  beneficially owned by Mr. Quigley’s wife and an aggregate of 403,705 shares beneficially owned by members of Mr. Quigley’s immediate family.

(5)
Mr. Phillips’ beneficial ownership includes options exercisable within sixty (60) days from March 28, 2008 to  purchase 427,000 shares of Common Stock and 1,671 shares of Common Stock beneficially owned by Mr. Phillips’ wife.

(6)	Mr. Longo’s beneficial ownership includes options exercisable within sixty (60) days from March 28, 2008 to purchase 385,000 shares of Common Stock.
(7)
Ms. Lewis’ address is P. O. Box 581, Lahaska, PA  18931. Ms. Lewis’ beneficial ownership includes options exercisable within sixty (60) days from March 28, 2008  to purchase 110,000 shares of Common Stock.

(8)
Mr. Schaum’s address is 157 Harrison Ave, #17, Newport, RI 02840. Mr. Schaum’s beneficial ownership includes options exercisable within sixty (60) days from March 28, 2008  to purchase 65,000 shares of Common Stock.

(9)
Mr. Wouch’s address is 415 Sargon Way, Suite J, Horsham, PA 19044. Mr. Wouch’s beneficial ownership includes options exercisable within sixty (60) days from March 28, 2008  to purchase 50,000 shares of Common Stock.

(10)
Mr. Tormey’s  address is 4842 Mountain Top Road West, New Hope, PA 18938. Mr. Tormey’s beneficial ownership includes  options exercisable within sixty (60) days from March 28, 2008  to purchase 40,000 shares of Common Stock.

(11)	Includes an aggregate of 1,460,500 shares of Common Stock underlying options that are exercisable within sixty (60) days from March 28, 2008.

REPORTS ABOUT OWNERSHIP OF THE COMPANY'S COMMON STOCK AND COMPLIANCE WITH
SECTION 16 (a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than ten-percent stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended December 31, 2007, all reports of ownership and changes in ownership applicable to its executive officers, directors, and greater than ten-percent beneficial owners were filed on a timely basis.

Report of the Audit Committee

The members of the Audit Committee are Messrs. Schaum and Wouch and Ms. Lewis, who are independent directors as defined under NASD Rule 4200(a)(15). All of the members of the Audit Committee are financially literate under current listing standards of Nasdaq. The Board of Directors has determined that Messrs. Schaum and Wouch are financial experts, as defined under SEC rules, serving on the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors in 2000 and amended in 2002.

Management is responsible for the financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accountants included in their report of the Company’s financial statements.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

We have discussed with the independent auditors, Amper, Politziner & Mattia, P.C., the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

Additionally, audit fees, audit related fees, tax fees and all other service fees that were paid or payable to Amper, Politziner & Mattia, P.C. amounted to:

Description	2007	2006

Audit fees	$317,600	$603,118

Audit related fees	13,650	12,600

Tax fees	44,300	32,290

All other fees	-	-

Total	$375,550	$648,008

The Company’s Audit Committee shall review and pre-approve all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted by the Act).  This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

We have received and reviewed written disclosures and the letter from Amper, Politziner & Mattia, P.C., required by Independent Standards No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors, the auditor’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Rounsevelle W. Schaum, Chairman
Jacqueline F. Lewis
Stephen W. Wouch

Proposal 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Amper, Politziner & Mattia, P.C. as the Company’s independent public auditor for the fiscal year ending December 31, 2008. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Amper, Politziner & Mattia, P.C. be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of Amper, Politziner & Mattia, P.C. is expected to be present at the Meeting. Such representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy is required for ratification of the appointment of Amper, Politziner & Mattia, P.C. as independent auditors of the Company. Abstentions will have the effect of a vote against this proposal, while broker non-votes will have no effect on the outcome of this proposal

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote “FOR” the ratification of the appointment of Amper, Politziner & Mattia, P.C. as the Company’s independent auditors for the year ending December 31, 2008.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Company must be submitted by Certified Mail - Return Receipt Requested and be received at the Company's principal executive offices not later than December 19, 2008.  If the Company is not notified of a stockholder proposal by March 4, 2009, then its Board of Directors will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement.

EXPENSES AND SOLICITATION

All expenses in connection with this solicitation will be borne by the Company.  In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above.  If any other business should come before the Meeting, votes may be cast, pursuant to proxies, in respect to any such business in the best judgment of the person or persons acting under the proxies.

Dated: April 18, 2008	THE QUIGLEY CORPORATION

By:

/s/ Charles A. Phillips

CHARLES A. PHILLIPS, Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE QUIGLEY CORPORATION

Proxy -- Annual Meeting of Stockholders
May 20, 2008

The undersigned, a stockholder of The Quigley Corporation, a Nevada corporation (the “Company”), does hereby appoint Guy J. Quigley and Charles A. Phillips and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Doylestown Country Club, Green Street, P.O. Box 417,  Doylestown, Pennsylvania 18901, on Tuesday, May 20, 2008, at 4:00 P.M., local time, or at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒.

1.	ELECTION OF DIRECTORS. The Election of the following directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instruction below)	Ο Guy J. Quigley Ο Charles A. Phillips Ο George J. Longo Ο Jacqueline F. Lewis Ο Rounsevelle W. Schaum Ο Stephen W. Wouch Ο Terrence O. Tormey

INSTRUCTION:  To withhold authority to vote for any individual nominee(s),  mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here.  ●

2.	RATIFICATION OF APPOINTMENT OF AMPER, POLITZINER & MATTIA, P.C. AS THE COMPANY’S INDEPENDENT PUBLIC AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS AND TO RATIFY THE APPOINTMENT OF AMPER, POLITZINER & MATTIA, P.C. AS THE COMPANY’S INDEPENDENT PUBLIC AUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY OR PROXIES WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 18, 2008, and a copy of the Company's Annual Report to stockholders for the fiscal year ended December 31, 2007.

1

TO CHANGE YOUR ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE.  PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.
☐

Signature:  _______________________________  Date: ___________         Signature:  _______________________________  Date: ___________
NOTE: Please sign exactly as your name or names appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

2